Exhibit 99.2

INDEX TO PRO FORMA FINANCIAL INFORMATION

Introduction to Unaudited Pro Forma Combined Condensed Financial Statements	P-1 - P-2
Unaudited Pro Forma Combined Condensed Balance Sheets as of June 30, 2004	P-3
Unaudited Pro Forma Combined Condensed Statements of Income for the Twelve Months Ended December 31, 2003	P-4
Unaudited Pro Forma Combined Condensed Statements of Income for the Six Months Ended June 30, 2004	P-5
Notes to Unaudited Pro Forma Combined Condensed Financial Statements	P-6 - P-8

LOJACK CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

        The following unaudited pro forma combined condensed financial statements give effect to the proposed combination of LoJack Corporation (“LoJack”) and Boomerang Tracking Inc. (“Boomerang”) in which 4246624 Canada Inc., a wholly owned Canadian subsidiary of LoJack (“ExchangeCo”), will acquire all the issued and outstanding Class A shares of Boomerang (“Boomerang Common Shares”) pursuant to a Combination Agreement, dated as of August 16, 2004, between LoJack, ExchangeCo and Boomerang (including the exhibits and attachments thereto, the “Combination Agreement”). In connection with the combination, each Boomerang Common Share will be exchangeable, at the option of its holder for: (i) CDN $2.95 in cash; (ii) a number of fully paid and non-assessable exchangeable shares of ExchangeCo (the “Exchangeable Shares”) equal to the exchange ratio set forth in the Combination Agreement; (iii) a number of interim notes of ExchangeCo (the “Interim Notes”) equal to the exchange ratio set forth in the Combination Agreement; or (iv) a combination of the foregoing. Immediately following the close of the combination, each Interim Note will be automatically transferred to a subsidiary of LoJack in exchange for one common share of LoJack. In addition, each Exchangeable Share generally entitles the holder thereof to receive one common share of LoJack under the circumstances specified in the Combination Agreement. Also in connection with the combination, the holder of each vested option to purchase Boomerang Common Shares will be paid an amount equal to CDN $2.95 in cash less the exercise price of the option and all options to purchase Boomerang Common Shares will be cancelled. A maximum of thirty percent (30%) of the total consideration will be paid in Interim Notes and/or Exchangeable Shares and in no event will the combination result in the issuance of more than, in the aggregate, 1,752,656 Interim Notes and Exchangeable Shares. The following unaudited pro forma combined condensed financial statements have been prepared with the assumption that 30% of the total consideration will be paid in Interim Notes or Exchangeable Shares.

        The unaudited pro forma combined condensed financial statements are based on estimates and assumptions and have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the combination are derived from the preliminary allocation of the purchase price payable under the terms of the Combination Agreement. The final determination of the fair value of the assets of Boomerang acquired in the combination and resulting goodwill may differ from that reflected in the pro forma combined condensed income statements and balance sheet. The final purchase price allocation is to be determined subsequent to the completion of the combination.

        The unaudited pro forma combined condensed financial statements have been prepared by the application of pro forma adjustments to LoJack’s historical financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, and the historical financial statements and results of Boomerang. For purposes of presenting the unaudited pro forma combined condensed financial information, the historical financial information of Boomerang has been adjusted to conform to accounting principles generally accepted in the United States of America and has been converted into U.S. dollars using the exchange rate at the balance sheet date for the balance sheet and at the average exchange rate for the periods for the statements of income. See note 9 to the unaudited proforma combined condensed financial statements.

        The unaudited pro forma combined condensed financial information reflects an estimated aggregate purchase price to be paid for Boomerang of $53.2 million, including costs relating to the combination, consisting of an expected payment of $35.7 million in cash consideration, the expected issuance of 1,338,123 common shares of LoJack with an estimated fair value of $15.3 million and $2.2 million of anticipated transaction costs. The estimated number of common shares of LoJack to be issued is based upon the average of the closing prices of the common shares of LoJack on the NASDAQ National Market during the five day period ended October 7, 2004. The cash portion of the purchase price is expected to be funded with a term loan and revolving debt facility with availability of approximately $42 million, for which LoJack has secured a commitment letter from a bank. In accordance with the terms of the commitment letter, LoJack can use available Boomerang cash acquired, estimated to be in excess of $12 million, to prepay the term loan on completion of the combination. The pro forma adjustments also give effect to the current portion of the term loan of $4.0 million, which is expected to be repaid in the first year following the close of the combination.

        LoJack’s fiscal year end is December 31st and Boomerang’s fiscal year end is April 30th. The unaudited pro forma combined condensed balance sheet as of June 30, 2004 is presented as if the transaction had been completed on June 30, 2004 and, due to different fiscal periods, combines LoJack’s historical unaudited balance sheet as of June 30, 2004 and the historical unaudited balance sheet of Boomerang as of July 31, 2004. The unaudited proforma combined condensed statement of income for the twelve months ended December 31, 2003, due to different fiscal periods, combines LoJack’s historical audited results for the twelve months ended December 31, 2003 and the historical unaudited results for Boomerang for the twelve months ended January 31, 2004 prepared solely for such purposes. The unaudited proforma combined condensed statement of income for the six months ended June 30, 2004, due to different fiscal periods, combines LoJack’s historical unaudited results for the six months ended June 30, 2004 and the historical unaudited results for Boomerang for the six months ended July 31, 2004 prepared solely for such purposes. The unaudited pro forma combined condensed statements of income give effect to the combination as if the combination had occurred as of January 1, 2003. LoJack management does not believe that the pro forma combined condensed financial statements would be materially impacted by any adjustments required to conform LoJack’s and Boomerang’s fiscal year ends.

        The combination will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations and the resulting goodwill and other intangible assets will be accounted for under SFAS No. 142, Goodwill and Other Intangible Assets. The total purchase price has been preliminarily allocated to the tangible and intangible assets to be acquired and liabilities to be assumed under the combination based on LoJack management’s estimates of current fair values.

        The unaudited pro forma combined condensed financial data is provided for informational purposes only and should not be considered indicative of actual balance sheet data or operating results that would have been achieved had the combination been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period.

        The unaudited pro forma combined condensed financial data is derived from and should be read in conjunction with the applicable consolidated financial statements of each of LoJack and Boomerang and the related notes thereto.

LOJACK CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
AS OF JUNE 30, 2004
(U.S. dollars in thousands)

	Historical LoJack June 30, 2004	Historical Boomerang July 31, 2004 (A)	Pro Forma Adjustments	Notes	Pro Forma As Adjusted
ASSETS CURRENT ASSETS
Cash and cash equivalents	$ 8,009	$ 14,441	$ 35,719	(1)	$ 10,450
			(35,719)	(1)
			(12,000)	(1)
Accounts receivable - net	27,903	1,580	--		29,483
Inventories	9,581	2,137	1,272	(2)	12,990
Prepaid expenses and other	2,185	152	--		2,337
Deferred income taxes	2,823	250	--		3,073

Total current assets	50,501	18,560	(10,728)		58,333

PROPERTY AND EQUIPMENT, net	13,470	2,592	--		16,062
DEFERRED INCOME TAXES	4,139	671	--		4,810
OTHER ASSETS - net	4,461	132	7,908	(1)	12,501
GOODWILL	--	--	36,942	(1)	36,942

TOTAL	$ 72,571	$ 21,955	$ 34,122		$ 128,648

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of capital lease
obligations	510	--	--		510
Accounts payable	7,633	609	2,165	(1)	10,407
Accrued and other liabilities	2,908	3,492	--		6,400
Debt - current portion	--	--	4,000	(1)	4,000
Current portion of deferred revenue	5,819	8,436	(675)	(3)	13,580
Accrued compensation	3,365	--	--		3,365
Deferred income taxes	--	80	--		80

Total current liabilities	20,235	12,617	5,490		38,342

ACCRUED COMPENSATION	168	--	--		168
LONG-TERM DEBT	--	--	31,719	(1)	19,719
			(12,000)	(1)
DEFERRED REVENUE	16,191	2,742	(219)	(3)	18,714
DEFERRED INCOME TAXES	--	420	--		420

TOTAL LIABILITIES	36,594	15,779	24,990		77,363

STOCKHOLDERS' EQUITY
Common stock	155	629	(629)	(1)	168
			13	(8)
Additional paid-in capital	4,331	--	15,295	(1)(8)	19,626
Unearned compensation	(452)	--	--		(452)
Accumulated other comprehensive loss	(332)	--	--		(332)
Retained earnings	32,275	5,547	(5,547)	(1)	32,275

Total stockholders' equity	35,977	6,176	9,132		51,285

TOTAL	$ 72,571	$ 21,955	$ 34,122		$ 128,648

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.
(A) Derived from Boomerang’s unaudited financial statements for the period ended July 31, 2004; this information was translated from Cdn $ to U.S. $ using the exchange rate on July 31, 2004 of $0.752, as published by Oanda, a Web-based currency converter.

LOJACK CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
(U.S. dollars in thousands, except share and per share amounts)

	LoJack January 1, 2003 thru December 31, 2003	Boomerang February 1, 2003 thru January 1, 2004 (A)	Pro Forma Adjustments	Notes	Pro Forma As Adjusted
Revenues	$ 125,808	$ 18,013	$ --		$ 143,821

Cost of goods sold (exclusive of depreciation shown below)	61,893	6,827	--		68,720

Gross margin	63,915	11,186	--		75,101

Costs and Expenses:
Product development	3,534	759	--		4,293
Sales and marketing	30,929	3,591	--		34,520
General and administrative	14,792	3,586	--		18,378
Depreciation and amortization	2,276	721	1,020	(4)(5)	4,017

Total	51,531	8,657	1,020		61,208

Operating income (loss)	12,384	2,529	(1,020)		13,893

Other income (expense), net
Interest expense	(84)		(729)	(6)	(813)
Interest income	133	235	--		368
Other income (expense)	51	(146)	--		(95)
					--

Total	100	89	(729)		(540)

Income (loss) before provision for income taxes	12,484	2,618	(1,749)		13,353

Provision for (benefit from) income taxes	4,869	835	(682)	(7)	5,022

Net income (loss)	$ 7,615	$ 1,783	$ (1,067)		$ 8,331

Pro forma net income per common share:
Basic	$0.51				$0.51
Diluted	$0.51				$0.51

Weighted average shares:
Basic	14,913,199		1,338,123	(8)	16,251,322
Diluted	15,055,986		1,338,123	(8)	16,394,109

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.
(A) Derived from Boomerang's unaudited financial information for the period from February 1, 2003 through January 31, 2004 prepared solely for the purposes hereof; this information was translated from Cdn $ to U.S. $ using the average exchange rate for the period presented of $0.727 as published by Oanda, a Web-based currency converter.

LOJACK CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2004
(U.S. dollars in thousands, except share and per share amounts)

	Historical LoJack January 1, 2004 thru June 30, 2004	Historical Boomerang February 1, 2004 thru July 31, 2004 (A)	Pro Forma Adjustments	Notes	Pro Forma As Adjusted
Revenues	$ 68,085	$ 10,747	$ --		$ 78,832

Cost of goods sold (exclusive of depreciation shown below)	32,739	3,618	--		36,357

Gross margin	35,346	7,129	--		42,475

Costs and Expenses:
Product development	2,818	398	--		3,216
Sales and marketing	16,132	2,380	--		18,512
General and administrative	8,728	2,174	--		10,902
Depreciation and amortization	1,245	403	500	(4)(5)	2,148

Total	28,923	5,355	500		34,778

Operating income (loss)	6,423	1,774	(500)		7,697

Other income (expense), net
Interest expense	(23)		(314)	(6)	(337)
Interest income	81	139	--		220
Other income (expense)	(1)	(6)	--		(7)

Total	57	133	(314)		(124)

Income (loss) before provision for income taxes	6,480	1,907	(814)		7,573

Provision for (benefit from) income taxes	2,521	439	(318)	(7)	2,642

Net income (loss)	$ 3,959	$ 1,468	$ (497)		$ 4,930

Pro forma net loss per common share:
Basic	$0.26				$0.30
Diluted	$0.25				$0.29

Weighted average shares:
Basic	15,161,215		1,338,123	(8)	16,499,338
Diluted	15,639,028		1,338,123	(8)	16,977,151

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.
(A) Derived from Boomerang's unaudited financial information for the period from February 1, 2004 through July 31, 2004 prepared solely for the purposes hereof; this information was translated from Cdn $ to U.S. $ using the average exchange rate for the period presented of $0.745 as published by Oanda, a Web-based currency converter.

LOJACK CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

        In preparation of the unaudited pro forma combined condensed financial statements, the following significant assumptions and adjustments have been made. Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies. Pro forma adjustments include the following:

        (1) Adjustments to record the fair value of the assets of Boomerang to be indirectly acquired and the liabilities to be assumed in the combination, subject to adjustment pending the completion of a post-closing review of the purchased assets. The aggregate purchase price to be paid for Boomerang is estimated at $53.2 million, including transaction costs relating to the combination. The pro forma information includes the expected payment of $35.7 million in cash consideration, the expected issuance of 1,338,123 common shares of LoJack with a fair value of $15.3 million and $2.2 million of anticipated transaction costs. The issuance of common shares of LoJack related to the equity portion of the purchase price was determined in accordance with EITF 99-12, "Determination of Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination" using the average of the closing prices of the common shares of LoJack on the NASDAQ National Market during the five day period ended October 7, 2004. The cash portion of the purchase price is expected to be funded with a term loan and revolving debt facility with availability of approximately $42 million, for which LoJack has secured a commitment letter from a bank. In accordance with the terms of the commitment letter, LoJack can use available Boomerang cash acquired, estimated to be in excess of $12 million to prepay the term loan on completion of the combination. The preliminary purchase price allocation is based on LoJack's current estimates of respective fair values and preliminary indications from studies and valuations that are currently being conducted.

Below is a table of the estimated purchase price and the preliminary purchase price allocation for Boomerang. The purchase price and purchase price allocation are subject to change based on, among other things, final valuations and appraisals and the final amounts to be allocated to assets and liabilities may differ from those amounts included hereto and such differences may be material.

Estimated purchase price (U.S. dollars in thousands):
Cash		$ 35,719
Stock		15,308
Estimated transaction costs		2,165

Total estimated purchase price		$ 53,192

Preliminary purchase price allocation (U.S. dollars in thousands):
Fair value of net assets acquired
Net assets of Boomerang	$ 6,176
Deferred revenue adjustment	894
Inventory fair value adjustment	1,272
Intangible assets adjustment	(132)	$ 8,210

Identifiable intangible assets
Monitoring contractual relationships	$ 6,000
Completed technology	1,400
Trade name and trademark	640	8,040

Goodwill		36,942

Total estimated purchase price		$ 53,192

        (2) Adjustments which relate to the write-up to fair value, totaling U.S. $1,272,000, of Boomerang’s work-in-process and finished goods inventory. LoJack expects to recognize the expense of this adjustment in cost of goods sold in the first fiscal year following the combination.

        (3) Adjustments which relate to the write-down to fair value, totaling U.S. $894,000, of Boomerang’s deferred revenue, of which U.S. $675,000 relates to current and U.S. $219,000 relates to long-term deferred revenue.

        (4) Adjustment to record amortization expense of $1,088,000 and $544,000 for the identifiable intangible assets associated with the combination for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively, as if the combination had been completed on January 1, 2003. Finalization of the allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed under the combination is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of FAS 141. LoJack’s preliminary assessment on the useful life of each acquired identifiable intangible asset is as follows:

Years
Monitoring contractual relationships	9
Completed technology	4
Trade name and trademark	9

        The acquired identifiable intangible assets will be amortized using the straight-line method.

        (5) Adjustment to eliminate amortization expense of $68,000 and $44,000 for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively, related to intangible assets of Boomerang existing prior to the combination.

        (6) Adjustment to record interest expense of $729,000 and $314,000 for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively, on the $23.7 million term loan to be used to fund a portion of the partial purchase price for the combination, bearing interest at LIBOR plus 1.5% (3.358% at October 7, 2004) per annum as if the combination had been completed at January 1, 2003. The terms of the loan require quarterly principal payments of $1.0 million. In addition to this interest expense, LoJack expects to recognize additional expense of approximately $38,000, per year, due to the amortization of deferred debt issuance costs, related to the revolving debt facility, which has not been reflected in the pro forma interest expense adjustment.

        (7) Adjustment to record income tax expense related to the pro forma adjustments. Income tax adjustments have been calculated using an estimated statutory income tax rate of 39% for the jurisdiction in which the company operates. The pro forma consolidated provision for income taxes may not represent amounts that would have resulted had LoJack and Boomerang filed consolidated income tax returns during the periods presented.

        (8) Adjustment to record the expected issuance of 1,338,123 common shares of LoJack having an estimated fair value of $15.3 million in connection with the combination. These shares represent the portion of consideration that LoJack expects will be issued in the form of Interim Notes or Exchangeable Shares (in respect of each of which LoJack expects to issue one common share); this portion of the consideration is expected to be 30% of the total consideration of $51 million. LoJack’s minimum equity to be issued in connection with the combination is 17% of the total consideration of $51 million, which would result in the issuance of 758,270 Interim Notes or Exchangeable Shares (in respect of each of which LoJack expects to issue one common share) representing $8.7 million of consideration.

        (9)     The historical consolidated financial statements of Boomerang include the balance sheet of Boomerang as of July 31, 2004 which is presented in Exhibit 99.1 to the Current Report on Form 8-K of which these unaudited pro forma combined condensed financial statements form a part. The historical unaudited results for Boomerang for the twelve months ended January 31, 2004 and the six months ended July 31, 2004 were prepared solely for the purpose of inclusion in these unaudited pro forma combined condensed financial statements. The historical consolidated financial statements of Boomerang were prepared in accordance with generally accepted accounting principles in Canada . For purposes of presenting the unaudited pro forma combined condensed financial information, the historical financial information of Boomerang has been adjusted to conform to generally accepted accounting principles in the United States of America and has been converted into U.S. dollars using the exchange rate at the balance sheet date for the balance sheet and at the average exchange rate for the periods for the statements of income.